UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 18, 2010

Health Benefits Direct Corporation

(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)

(484) 654-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Health Benefits Direct Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on November 18, 2010.  The following matters, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on October 22, 2010, were voted on at the Annual Meeting.  The results of such voting are as indicated below.

1.
Election of the ten nominees listed below to serve on the Board of Directors of the Company until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s earlier death, resignation or removal:

Nominee	For	Withheld
Donald R. Caldwell	42,233,016	771,609
John Harrison	42,403,155	601,470
Warren V. Musser	42,223,180	781,445
Robert J. Oakes	42,403,155	601,470
Sanford Rich	42,401,155	603,470
L.J. Rowell	42,403,180	601,445
Paul Soltoff	42,403,180	601,445
Frederick C. Tecce	42,233,041	771,584
Anthony R. Verdi	42,403,180	601,445
Edmond J. Walters	42,401,155	603,470

2.	Ratification of the appointment of Sherb & Co., LLP as the Company’s independent registered public accountings for the fiscal year ending December 31, 2010.

For	Against	Abstain
56,799,184	1,301,052	2,000

3.	Approval of the amendment to the Company’s Certificate of Incorporation to change the name of the Company from Health Benefits Direct Corporation to InsPro Technologies Corporation.

For	Against	Abstain
55,633,279	2,293,811	175,146

4.	Approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 300,000,000 shares.

For	Against	Abstain
52,393,672	5,533,419	175,145

5.	Approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of preferred stock from 10,000,000 shares to 20,000,000 shares.

For	Against	Abstain
41,824,761	1,004,719	175,145

6.	Approval of the adoption of the 2010 Equity Compensation Plan.

For	Against	Abstain
40,724,261	1,263,439	1,016,925

There were 15,097,611 broker non-votes with respect to the election of directors and the proposals to approve the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of preferred stock from 10,000,000 shares to 20,000,000 shares and to approve the adoption of the 2010 Equity Compensation Plan.  There were no broker non-votes with respect to the proposals to ratify the appointment of Sherb & Co., LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010, to approve the amendment to the Company’s Certificate of Incorporation to change the name of the Company from Health Benefits Direct Corporation to InsPro Technologies Corporation and to approve the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 300,000,000 shares.

On the basis of the above votes, (i) all nominees listed above were elected to serve on the Board of Directors of the Company until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s earlier death, resignation or removal; (ii) the proposal to ratify the selection of Sherb & Co., LLP as the Company’s independent registered public accountings for the fiscal year ending December 31, 2010 was adopted; (iii) the proposal to approve the amendment to the Company’s Certificate of Incorporation to change the name of Company from Health Benefits Direct Corporation to InsPro Technologies Corporation was adopted; (iv) the proposal to approve the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 300,000,000 shares was adopted; (v) the proposal to approve the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of preferred stock from 10,000,000 shares to 20,000,000 shares was adopted; and (vi) the proposal to approve the adoption of the 2010 Equity Compensation Plan was adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH BENEFITS DIRECT CORPORATION

Date:	November 19, 2010	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Acting Principal Executive Officer, Chief Financial Officer and Chief Operating Officer